                      WEATHERWISE USA, LLC
                         Balance Sheet
                       At March 31, 1999
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                             Assets
                             ------
 Cash                                                                                                 $1.1
 Accounts receivable                                                                                   0.9
                                                                                                                          ----
                   Total current assets                                                                          2.0
                                                                                                                          ----

 Fixed assets, net                                                                                1.7
                                                                                                                          ----
                   Total assets                                                                                 $3.7
                                                                                                                     ====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable and accrued liabilities                                                                  $0.4
 Members' equity                                                       3.3
                                                                                                                     ----
                   Total liabilities and members' equity                                                             $3.7
                                                                                                                     ====
